Service Corporation International Announces Third Quarter 2018 Financial Results And Confirms Guidance For 2018

- Conference call on Tuesday, October 30, 2018, at 8:00 a.m. Central Time.

HOUSTON, Oct. 29, 2018 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today announced results for the third quarter of 2018. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$778.8	$731.3	$2,369.4	$2,282.3
Operating income	$132.3	$109.4	$457.9	$393.1
Net income attributable to common stockholders	$68.9	$56.2	$254.2	$299.3
Diluted earnings per share	$0.37	$0.29	$1.36	$1.56
Earnings excluding special items(1)	$64.3	$63.0	$235.6	$203.5
Diluted earnings per share excluding special items(1)	$0.35	$0.33	$1.26	$1.06
Diluted weighted average shares outstanding	185.5	192.2	187.5	192.4
Net cash provided by operating activities	$136.9	$167.0	$452.3	$389.5
Net cash provided by operating activities excluding special items(1)	$136.9	$167.0	$446.7	$430.0

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share were $0.37 in the third quarter of 2018 compared to $0.29 in the third quarter of 2017. The third quarter of 2018 was positively impacted by an $8.0 million gain on divestitures. The third quarter of 2017 was negatively impacted by an $11.5 million legal settlement. Diluted earnings per share excluding special items were $0.35 in the third quarter of 2018 compared to $0.33 in the third quarter of 2017. The 6.1% increase was primarily driven by six cents of comparable operating profit partially offset by four cents of increased general and administrative expense related to our long-term incentive compensation plan that is tied to increases in total shareholder return. Higher interest expense effectively offset the impact of a lower share count and a slightly lower adjusted effective tax rate.
  Net cash provided by operating activities was $136.9 million in the third quarter of 2018 compared to $167.0 million in the third quarter of 2017. This decrease of $30.1 million was due to higher cash taxes paid of $21.1 million and decreases in working capital.
  During the third quarter, we returned $77.6 million to shareholders through a combination of share repurchases and dividends and deployed $29.9 million of capital to accretive acquisitions and the construction of new funeral homes. For the nine months ended September 30, 2018, we returned $368.7 million to shareholders through a combination of share repurchases and dividends and deployed $209.0 million of capital to accretive acquisitions and the construction of new funeral homes.

Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on the third quarter of 2018:

"We are pleased to report strong operating performance in the third quarter highlighted by producing mid-single digit percentage growth in revenue and double-digit percentage growth in operating profit. Revenue grew $47.5 million, or 6.5%, and operating profit grew $16.4 million, or 11%, quarter over quarter. This strong operating performance was partially offset by increases in adjusted general and administrative expenses for our long-term incentive compensation plan that is tied to increases in total shareholder return as we experienced a significant increase in our share price during the quarter compared to market indices.

We look forward to carrying our operating performance momentum into the fourth quarter and finishing the year strong. We are narrowing the range of our full year guidance for adjusted earnings per share to $1.77 to $1.85 per share and are confirming the midpoint of $595 million of our existing adjusted operating cash flow range. Our results could not have been achieved without the hard work and dedication of our entire team, and I thank all 23,000 associates for their efforts and continued focus on delivering extraordinary service to our client families. We believe our long-term growth strategy is on track as we continue to grow revenue, leverage our unparalleled scale, and deploy our capital wisely to enhance shareholder value."

REVISED OUTLOOK FOR 2018

Our revised outlook for potential earnings and cash flow in 2018 is as follows:

(In millions, except per share amounts)	Previous 2018 Outlook	Revised 2018 Outlook
Diluted earnings per share excluding special items(1)	$1.72 to $1.90	$1.77 to $1.85
Net cash provided by operating activities excluding special items(1)	$575 to $615	$575 to $615
Capital improvements at existing facilities and cemetery development expenditures	Approximately $195	Approximately $195

(1)

Diluted earnings per share excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2018 excludes the following because this information is not currently available for 2018: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

REVIEW OF RESULTS FOR THIRD QUARTER 2018

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Funeral:
Atneed revenue	$236.0	$236.2	$753.4	$757.1
Matured preneed revenue	138.8	135.2	450.1	425.3
Core revenue	374.8	371.4	1,203.5	1,182.4
Non-funeral home revenue	11.5	10.8	37.2	34.8
Recognized preneed revenue	32.1	26.6	98.5	88.9
Other revenue	32.6	28.7	94.8	89.1
Total revenue	$451.0	$437.5	$1,434.0	$1,395.2

Operating profit	$68.1	$70.1	$279.0	$274.8
Operating margin percentage	15.1%	16.0%	19.5%	19.7%

Funeral services performed	73,896	72,049	236,391	230,533
Average revenue per service	$5,228	$5,305	$5,249	$5,280

Cemetery:
Atneed property revenue	$21.6	$20.5	$66.9	$67.9
Atneed merchandise and service revenue	55.4	55.6	174.1	170.3
Total atneed revenue	77.0	76.1	241.0	238.2
Recognized preneed property revenue	151.3	129.7	403.4	378.5
Recognized preneed merchandise and service revenue	69.0	69.2	210.5	206.4
Total recognized preneed revenue	220.3	198.9	613.9	584.9
Core revenue	297.3	275.0	854.9	823.1
Other cemetery revenue	30.5	18.8	80.5	64.0
Total revenue	$327.8	$293.8	$935.4	$887.1

Operating profit	$98.0	$79.7	$271.0	$235.7
Operating margin percentage	29.9%	27.1%	29.0%	26.6%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended September 30, 2018 and 2017. We consider comparable operations to be those owned for the entire period beginning January 1, 2017 and ending September 30, 2018.

(Dollars in millions, except average revenue per service and average revenue per contract sold)

	Three Months Ended September 30,
	2018	2017	Var	%
Comparable revenue:
Atneed revenue(1)	$227.0	$230.6	$(3.6)	(1.6)%
Matured preneed revenue(2)	136.3	133.4	2.9	2.2%
Core revenue(3)	363.3	364.0	(0.7)	(0.2)%
Non-funeral home revenue(4)	11.5	11.0	0.5	4.5%
Recognized preneed revenue(5)	31.5	26.6	4.9	18.4%
Other revenue(6)	32.1	28.6	3.5	12.2%
Total comparable revenue	$438.4	$430.2	$8.2	1.9%

Comparable operating profit	$67.5	$70.6	$(3.1)	(4.4)%
Comparable operating margin percentage	15.4%	16.4%	(1.0)%

Comparable services performed:
Atneed	39,079	39,578	(499)	(1.3)%
Matured preneed	22,147	22,090	57	0.3%
Total core	61,226	61,668	(442)	(0.7)%
Non-funeral home	9,234	9,137	97	1.1%
Total comparable funeral services performed	70,460	70,805	(345)	(0.5)%
Core cremation rate	48.3%	46.6%	1.7%
Total comparable cremation rate	55.0%	53.4%	1.6%

Comparable sales average revenue per service:
Atneed	$5,809	$5,826	$(17)	(0.3)%
Matured preneed	6,154	6,039	115	1.9%
Total core	5,934	5,903	31	0.5%
Non-funeral home	1,245	1,204	41	3.4%
Total comparable average revenue per service	$5,319	$5,296	$23	0.4%

Comparable preneed sales production:
Total preneed sales	$227.5	$200.2	$27.3	13.6%
Core contracts sold	30,507	27,208	3,299	12.1%
Non-funeral home contracts sold	17,204	16,292	912	5.6%
Core average revenue per contract sold	$5,964	$5,929	$35	0.6%
Non-funeral home average revenue per contract sold	$2,651	$2,385	$266	11.2%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.

(2)

Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes which have been delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.

(4)	Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.

(5)	Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.

(6)

Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Total comparable funeral revenue increased by $8.2 million, or 1.9%, in the third quarter of 2018 compared to the same period of 2017 primarily from a $4.9 million increase in recognized preneed revenue and a $3.5 million increase in other revenue (primarily general agency revenue).
  Core revenue was relatively flat as a 0.7% decrease in core funeral services performed was offset by a 0.5% increase in the core average revenue per service. Organic sales average growth, including favorable trust income, more than offset a 170 basis point increase in the core cremation rate.
  The $4.9 million increase in recognized preneed revenue is primarily driven by an increase the number of contracts sold through our non-funeral home sales channel.
  The $3.5 million increase in other revenue is primarily due to higher general agency revenue resulting from a 13.6% increase in preneed funeral sales production.
  Comparable funeral operating profit decreased $3.1 million to $67.5 million and the operating margin percentage decreased 100 basis points to 15.4%. Our fixed costs in the funeral segment were higher by $9.4 million, or 3.6%, as expected wage increases for critical customer-facing employees and higher self-insured medical claims added to the increase. Additionally, we experienced higher selling costs associated with marketing and sales lead procurement that we believe are benefiting funeral preneed sales production.
  Comparable preneed funeral sales production increased $27.3 million, or 13.6%, in the third quarter of 2018 compared to 2017. We experienced double-digit percentage growth in both our core and non-funeral home sales channel resulting primarily from recently implemented customer-facing technology and investments in our website redesign, digital marketing campaigns, and search engine optimization.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended September 30, 2018 and 2017. We consider comparable operations to be those owned for the entire period beginning January 1, 2017 and ending September 30, 2018.

(Dollars in millions)	Three Months Ended September 30,
	2018	2017	Var	%
Comparable revenue:
Atneed property revenue	$21.3	$20.3	$1.0	4.9%
Atneed merchandise and service revenue	54.7	55.1	(0.4)	(0.7)%
Total atneed revenue (1)	76.0	75.4	0.6	0.8%
Recognized preneed property revenue	149.1	129.3	19.8	15.3%
Recognized preneed merchandise and service revenue	66.4	68.7	(2.3)	(3.3)%
Total recognized preneed revenue (2)	215.5	198.0	17.5	8.8%
Core revenue(3)	291.5	273.4	18.1	6.6%
Other revenue(4)	29.6	18.7	10.9	58.3%
Total comparable revenue	$321.1	$292.1	$29.0	9.9%

Comparable operating profit	$96.1	$79.3	$16.8	21.2%
Comparable operating margin percentage	29.9%	27.1%	2.8%

Comparable preneed and atneed sales production:
Property	$149.0	$143.9	$5.1	3.5%
Merchandise and services	131.3	124.4	6.9	5.5%
Discounts and other	(1.0)	(0.4)	(0.6)	(150.0)%
Preneed and atneed sales production	$279.3	$267.9	$11.4	4.3%

Recognition rate(5)	104.4%	102.1%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.

(2)

Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.

(4)	Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

  Total comparable cemetery revenue grew $29.0 million, or 9.9%, in the third quarter of 2018 when compared against the third quarter of 2017. The revenue growth over the prior year quarter is due to an increase in sales production, the completion of cemetery property construction projects that were previously sold, and higher other revenue (primarily endowment care trust fund income).
  Comparable preneed cemetery sales production increased $10.5 million, or 5.4%. The main drivers of this growth were a 3.2% increase in preneed property production and a 9.3% increase in preneed merchandise and services production.
  Comparable cemetery operating profit increased $16.8 million to $96.1 million and the operating margin percentage increased 280 basis points to 29.9%. The revenue increases mentioned above were partially offset by investments in digital marketing mentioned above, as well as higher labor costs due to permanent wage increases for certain of our critical customer-facing employees and higher self-insured medical claims.

Other Financial Results

  General and administrative expenses increased $2.1 million to $41.1 million in the third quarter of 2018. The prior year quarter included a legal settlement of $11.5 million. Excluding this legal settlement, adjusted general and administrative expenses increased by $13.6 million primarily related to higher expenses for our long-term incentive compensation plan because the plan is tied to increases in total shareholder return.
  Interest expense increased $3.7 million to $46.4 million in the third quarter of 2018 due to higher interest rates on our floating rate debt as well as an increase in the overall balance of our total debt.
  The GAAP effective income tax rate for the third quarter of 2018 was 19.8%, up from the prior year third quarter tax rate of 15.7% for 2017. The rate in 2017 was lower due to a decrease in GAAP book income as a result of an $11.5 million legal settlement. The third quarter of 2018 GAAP book income was positively impacted by an $8.0 million gain on divestitures. Excluding these items, our adjusted effective income tax rate was 17.6% in the third quarter of 2018 compared to 19.5% in the prior year third quarter, which is primarily due to tax reform and lower tax benefits recognized on the settlement of employee share-based awards.

Cash Flow and Capital Spending

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$136.9	$167.0	$452.3	$389.5
Pension settlement payment	—	—	—	6.3
IRS tax settlement	—	—	(5.6)	34.2
Net cash provided by operating activities excluding special items	$136.9	$167.0	$446.7	$430.0
Cash taxes included in net cash provided by operating activities excluding special items	$25.1	$4.0	$56.0	$87.3

Net cash provided by operating activities excluding special items decreased $30.1 million to $136.9 million in the third quarter of 2018 from $167.0 million in the prior year quarter. The decrease is primarily driven by $21.1 million higher cash taxes paid. Additionally, higher earnings in the quarter were more than offset by decreases in preneed working capital.

A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Capital improvements at existing field locations and corporate	$31.3	$30.8	$87.9	$73.2
Development of cemetery property	21.9	21.7	56.7	54.6
Capital improvements at existing facilities and cemetery development expenditures	53.2	52.5	144.6	127.8
Growth capital expenditures/construction of new funeral home facilities	9.9	3.8	21.3	13.8
Total capital expenditures	$63.1	$56.3	$165.9	$141.6

Total capital expenditures increased in the current quarter by $6.8 million primarily due to expected increases in growth capital for the construction of new funeral home facilities, along with slight increases in capital improvements at existing facilities and new cemetery property development.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends and are shown without netting of certain fees. A summary of our consolidated trust fund returns for the three and nine months ended September 30, 2018 is set forth below:

	Three Months	Nine Months
Preneed funeral	3.2%	4.7%
Preneed cemetery	3.3%	4.8%
Cemetery perpetual care	2.7%	3.6%
Combined trust funds	3.1%	4.4%

NON-GAAP FINANCIAL MEASURES

Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended September 30,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$68.9	$0.37	$56.2	$0.29
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(8.0)	(0.04)	0.1	—
Legal settlements	—	—	11.5	0.06
Tax reconciling items:
Tax effect from special items	0.8	—	(4.0)	(0.02)
Change in certain tax reserves and other (1)	2.6	0.02	(0.8)	—
Earnings excluding special items and diluted earnings per share excluding special items	$64.3	$0.35	$63.0	$0.33

Diluted weighted average shares outstanding (in thousands)		185,460		192,243

(In millions, except diluted EPS)	Nine Months Ended September 30,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$254.2	$1.36	$299.3	$1.56
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(15.3)	(0.08)	(5.5)	(0.03)
Losses on early extinguishment of debt	10.1	0.05	—	—
Pension termination settlements	—	—	12.8	0.07
Legal settlements	—	—	11.5	0.06
Tax reconciling items:
Tax effect from special items	1.4	0.01	(6.6)	(0.03)
Change in certain tax reserves and other (1)	(14.8)	(0.08)	(108.0)	(0.57)
Earnings excluding special items and diluted earnings per share excluding special items	$235.6	$1.26	$203.5	$1.06

Diluted weighted average shares outstanding (in thousands)		187,517		192,417

(1)

2018 is impacted by the remeasurement of deferred taxes resulting from a change in estimate related to the finalization of the 2017 tax return. 2017 is impacted by the settlement of IRS tax audits related to tax years 1999-2005. Please see our third quarter 2018 Form 10-Q filing for further details, which will be filed later.

Conference Call and Webcast

We will host a conference call on Tuesday, October 30, 2018, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (888) 771-4371 or (847) 585-4405 with the passcode of 47683779. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 6, 2018 and can be accessed at (888) 843-7419 or (630) 652-3042 with the passcode of 47683779#. Additionally, a replay of the conference call will be available on our website for approximately one week.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in securities, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral and cemetery industry is competitive.
  Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
  The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets decline, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, cash flows and/or profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks, therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
  A failure of key information technology systems or processes could disrupt and adversely affect our business.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
  The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and our financial results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2017 Annual Report on Form 10-K and as updated in our Form 10-Q filings. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2018, we owned and operated 1,478 funeral homes and 481 cemeteries (of which 286 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-5235

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(In thousands, except per share amounts)
Revenue:
Property and merchandise revenue	$392,410	$363,934	$1,158,224	$1,116,551
Service revenue	323,246	319,810	1,035,794	1,012,631
Other revenue	63,130	47,602	175,342	153,116
Total revenue	778,786	731,346	2,369,360	2,282,298
Costs and expenses:
Cost of property and merchandise	(203,349)	(189,818)	(600,997)	(588,370)
Cost of service	(188,893)	(179,924)	(568,034)	(546,978)
Overhead and other expenses	(220,374)	(211,828)	(650,270)	(636,417)
Total costs and expenses	(612,616)	(581,570)	(1,819,301)	(1,771,765)
Operating profit	166,170	149,776	550,059	510,533
General and administrative expenses	(41,070)	(38,992)	(106,990)	(121,644)
Gains (losses) on divestitures and impairment charges, net	7,970	(143)	15,317	5,545
Hurricane expenses, net	(767)	(1,290)	(437)	(1,290)
Operating income	132,303	109,351	457,949	393,144
Interest expense	(46,419)	(42,754)	(134,514)	(125,473)
Loss on early extinguishment of debt, net	—	—	(10,131)	—
Other income (expense), net	152	(19)	2,416	(1,049)
Income before income taxes	86,036	66,578	315,720	266,622
(Provision for) benefit from income taxes	(17,043)	(10,437)	(61,398)	32,830
Net income	68,993	56,141	254,322	299,452
Net (income) loss attributable to noncontrolling interests	(58)	23	(160)	(105)
Net income attributable to common stockholders	$68,935	$56,164	$254,162	$299,347
Basic earnings per share:
Net income attributable to common stockholders	$0.38	$0.30	$1.39	$1.59
Basic weighted average number of shares	180,858	187,435	182,859	187,761
Diluted earnings per share:
Net income attributable to common stockholders	$0.37	$0.29	$1.36	$1.56
Diluted weighted average number of shares	185,460	192,243	187,517	192,417
Dividends declared per share	$0.17	$0.15	$0.51	$0.43

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

	September 30, 2018	December 31, 2017
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$158,301	$330,039
Receivables, net	84,018	90,304
Inventories	26,061	25,378
Other	32,107	35,575
Total current assets	300,487	481,296
Preneed receivables, net and trust investments	4,568,470	4,778,842
Cemetery property	1,835,761	1,791,989
Property and equipment, net	1,960,329	1,873,044
Goodwill	1,854,167	1,805,981
Deferred charges and other assets	954,478	601,184
Cemetery perpetual care trust investments	1,596,542	1,532,167
Total assets	$13,070,234	$12,864,503

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$482,357	$489,172
Current maturities of long-term debt	68,806	337,337
Income taxes payable	3,726	2,470
Total current liabilities	554,889	828,979
Long-term debt	3,542,314	3,135,316
Deferred revenue, net	1,431,181	1,789,776
Deferred tax liability	372,929	283,765
Other liabilities	402,593	410,982
Deferred receipts held in trust	3,687,394	3,475,430
Care trusts' corpus	1,589,948	1,530,818
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 193,556,602 and 191,935,647 shares issued, respectively, and 180,933,966 and 186,614,747 shares outstanding, respectively	180,934	186,615
Capital in excess of par value	962,041	970,468
Retained earnings	313,720	210,364
Accumulated other comprehensive income	32,167	41,943
Total common stockholders' equity	1,488,862	1,409,390
Noncontrolling interests	124	47
Total equity	1,488,986	1,409,437
Total liabilities and equity	$13,070,234	$12,864,503

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands, except share amounts)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$254,322	$299,452
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	10,131	—
Depreciation and amortization	117,496	113,641
Amortization of intangibles	20,170	20,923
Amortization of cemetery property	47,509	46,533
Amortization of loan costs	4,531	4,344
Provision for doubtful accounts	6,522	6,846
Provision for (benefit from) deferred income taxes	25,491	(148,465)
Gains on divestitures and impairment charges, net	(15,317)	(5,545)
Gain on sale of investments	(2,636)	—
Share-based compensation	11,740	10,719
Change in assets and liabilities, net of effects from acquisitions and divestitures:
(Increase) decrease in receivables	(964)	12,568
Increase in other assets	(19,251)	(15,814)
(Decrease) increase in payables and other liabilities	(2,879)	66,455
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(37,387)	(58,631)
Increase in deferred revenue, net	43,329	37,438
Decrease in deferred receipts held in trust	(10,541)	(981)
Net cash provided by operating activities	452,266	389,483
Cash flows from investing activities:
Capital expenditures	(165,943)	(141,652)
Acquisitions, net of cash acquired	(187,616)	(75,818)
Proceeds from divestitures and sales of property and equipment	29,890	32,588
Proceeds from sale of investments	2,900	—
Payments for Company-owned life insurance policies	(14,283)	(6,189)
Proceeds from Company-owned life insurance policies	2,810	2,591
Purchase of land and other	(14,525)	175
Net cash used in investing activities	(346,767)	(188,305)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	395,000	120,000
Scheduled payments of debt	(25,601)	(26,376)
Early payments of debt	(259,590)	—
Principal payments on capital leases	(29,771)	(40,509)
Proceeds from exercise of stock options	18,481	30,672
Purchase of Company common stock	(275,726)	(148,818)
Payments of dividends	(93,002)	(80,711)
Purchase of noncontrolling interest	—	(4,580)
Bank overdrafts and other	(8,842)	2,790
Net cash used in financing activities	(279,051)	(147,532)
Effect of foreign currency on cash, cash equivalents, and restricted cash	(1,111)	9,463
Net (decrease) increase in cash, cash equivalents, and restricted cash	(174,663)	63,109
Cash, cash equivalents, and restricted cash at beginning of period	340,601	211,506
Cash, cash equivalents, and restricted cash at end of period	$165,938	$274,615